Exhibit 21

Principal Financial Group, Inc. Member Companies

December 31, 2009

Corporation	State or Country of Domicile

BrasilPrev Seguros e Previdencia S.A.	Brazil
CCB Principal Asset Management Company, LTD	China
CCIP, LLC	Delaware
CIMB Principal Islamic Asset Management Sdn. Bhd.	Malaysia
CIMB Wealth Advisors	Malaysia
CIMB-Principal Asset Management (Singapore) PTE LTD	Singapore
CIMB-Principal Asset Management Berhad	Malaysia
Columbus Circle Investors	Delaware
Delaware Charter Guarantee & Trust Company	Delaware
Distribuidora Principal Mexico, S.A. De C.V.	Mexico
Diversified Dental Services, Inc.	Nevada
Edge Asset Management, Inc.	Washington
Employers Dental Services, Inc.	Arizona
Equity FC, Ltd.	Iowa
GAVI PREHC HC, LLC	Delaware
GAVI PREPI HC, LLC	Delaware
HealthRisk Resource Group, LLC	Iowa
JF MOLLOY & Associates, Inc.	Indiana
Molloy Medical Management Company, Inc.	Indiana
Morley Capital Management, Inc.	Oregon
Morley Financial Services, Inc.	Oregon
Petula Associates, Ltd.	Iowa
Petula Prolix Development Company	Iowa
PFG DO Brasil LTDA	Brazil
PNB Principal Financial Planners Private Limited	India
PNB Principal Insurance Broking PVT. LTD.	India
Post Advisory Group, LLC	Delaware
Preferred Product Network, Inc.	Delaware
Principal Administradora General de Fondos S.A.	Chile
Principal Afore, S.A. De C.V.	Mexico
Principal Asset Management Chile S.A.	Chile
Principal Asset Management Company (Asia) Limited	Hong Kong
Principal Australia (Holdings) Pty Ltd	Australia
Principal Bank	Iowa
Principal Commercial Acceptance, LLC	Delaware
Principal Commercial Funding, LLC	Delaware
Principal Compania de Seguros de Vida Chile S.A.	Chile
Principal Consulting (India) Private Limited	India
Principal Creditos Hipotecarios, S.A.	Chile
Principal Dental Services, Inc.	Arizona
Principal Development Investors, L.L.C.	Delaware
Principal Edge Network – Austin, LLC	Delaware
Principal Edge Network – Dallas Ft. Worth, Inc.	Delaware
Principal Edge Network – Georgia, LLC	Delaware
Principal Edge Network – Indiana, LLC	Delaware
Principal Edge Network – Kansas City, LLC	Delaware
Principal Edge Network – San Antonio, LLC	Delaware
Principal Edge Network – Tennessee, LLC	Delaware
Principal Edge Network Holdings, Inc.	Delaware
Principal Enterprise Capital, LLC	Delaware
Principal Financial Advisors, Inc.	Iowa

Corporation	State or Country of Domicile

Principal Financial Group (Australia) Pty Limited	Australia
Principal Financial Group (Mauritius) Ltd.	Mauritius
Principal Financial Group, Inc.	Delaware Principal
Financial Services (Australia), Inc.	Iowa
Principal Financial Services, Inc.	Iowa
Principal Fondos de Inversión, S.A. de C.V., Operadora de Fondos de Inversión	Mexico
Principal Funds Distributor, Inc.	Washington
Principal Generation Plant, LLC	Delaware
Principal Global Columbus Circle, LLC	Delaware
Principal Global Investors (Asia) Limited	Hong Kong
Principal Global Investors (Australia) Limited	Australia
Principal Global Investors (Australia) Service Company Pty Ltd	Australia
Principal Global Investors (Europe) Limited	United Kingdom
Principal Global Investors (Hong Kong) Limited	Hong Kong
Principal Global Investors (Ireland) Limited	Ireland
Principal Global Investors (Japan) Limited	Japan
Principal Global Investors (Singapore) Limited	Singapore
Principal Global Investors Holding Company, Inc.	Delaware
Principal Global Investors Participacoes Ltda.	Brazil
Principal Global Investors Trust	Delaware
Principal Global Investors, LLC	Delaware
Principal Global Services Private Limited	India
Principal Health Care, Inc.	Iowa
Principal Holding Company, LLC	Iowa
Principal Insurance Company (Hong Kong) Limited	Hong Kong
Principal International (Asia) Limited	Hong Kong
Principal International de Chile S.A.	Chile
Principal International Holding Company, LLC	Delaware
Principal International Mexico Holding, S.A. De C.V.	Mexico
Principal International, Inc.	Iowa
Principal Investments (Australia) Limited	Delaware
Principal Investors Corporation	New Jersey
Principal Life Insurance Company	Iowa
Principal Life Insurance Company of Iowa	Iowa
Principal Management Corporation	Iowa
Principal Mexico Compania de Seguros, S.A. De C.V.	Mexico
Principal Mexico Holding, S.A. de C.V.	Mexico
Principal Mexico Servicios, S.A. De C.V.	Mexico
Principal National Life Insurance Company	Iowa
Principal Nominee Company (Hong Kong) Limited	Hong Kong
Principal Pensiones, S.A. De C.V.	Mexico
Principal PNB Asset Management Company Private Limited	India
Principal PNB Life Insurance Company Limited	India
Principal Real Estate Fund Investors, LLC	Delaware
Principal Real Estate Holding Company, LLC	Delaware
Principal Real Estate Investors (Australia) Limited	Australia
Principal Real Estate Investors, LLC	Delaware
Principal Real Estate Portfolio, Inc.	Delaware
Principal Reinsurance Company of Delaware	Delaware
Principal Reinsurance Company of Vermont	Vermont

Corporation	State or Country of Domicile

Principal Servicios Corporativos Chile Ltda.	Chile
Principal Shareholder Services, Inc.	Washington
Principal Trust Company (Asia) Limited	Hong Kong
Principal Trustee Company Private Limited	India
Principal Wellness Company	Indiana
Princor Financial Services Corporation	Iowa
PT CIMB Principal Asset Management	Indonesia
Retirement Consulting Actuaries, Inc.	Georgia
Spectrum Asset Management, Inc.	Connecticut
Union Bond & Trust Company	Oregon